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                                                                      EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE COMPANY


       Grass Instrument Co.                 Astro-Med International, Inc.
       GC Property Corp.                    Astro-Med SRL
       AWO Inc.                             Astro-Med GMBH